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                                                                   EXHIBIT 23.2




                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Security Dynamics Technologies, Inc. and Subsidiaries:


We consent to the incorporation by reference in this Registration Statement of Security Dynamics Technologies, Inc. (the "Company") on Form S-3 (the "Registration Statement") of our reports dated March 20, 1998 (which report on consolidated financial statements expresses an unqualified opinion, refers to the report of other auditors and includes explanatory paragraphs referring to the restatement of the consolidated financial statements for a pooling of interests in 1997 and a change in the Company's method of accounting for option grants requiring stockholder approval in 1996), appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 9, 1998